Exhibit 23.1

                         Consent of Independent Certified Public Accountant

As an independent Certified Public Accountant, I hereby consent to the incorporation in this Form SB-2 Registration Statement of my Audit Report Of U.S. Precious Metals, Inc. dated September 13, 2005 for the period ended May 31, 2005, and to all references to my Firm included in this Registration Statement.

                                                         /s/ Robert G. Jeffrey
                                                             Robert G. Jeffrey

Wayne, New Jersey
September 13, 2005